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                                                                  Exhibit 5.i(b)

                [Letterhead of Piper Marbury Rudnick & Wolfe LLP]

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

MAIN  PHONE (410) 580-3000
      FAX   (410) 580-3001

                                February 1, 2002

TERRA CAPITAL, INC.
Terra Centre
600 Fourth Street
Sioux City, Iowa  51102-6000

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Terra Industries Inc., a Maryland corporation (the "Company"), in connection with the proposed registration by Terra Capital, Inc. (the "Issuer") of $200,000,000 in aggregate principal amount of the Issuer's 12 7/8% Senior Secured Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-73198) originally filed with the Securities and Exchange Commission (the "Commission") on November 13, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Company and other affiliates of the Issuer (collectively, the "Guarantors") pursuant to a Guarantee executed by the Guarantors in favor of the holders of the Exchange Notes (the "Guarantee"). The Exchange Notes are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of October 10, 2001, between the Issuer, the Guarantors and US Bank Trust National Association, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer's outstanding 12 7/8% Senior Secured Notes due 2008, of which $200,000,000 in aggregate principal amount is outstanding. This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (a)  the Charter and By-Laws of the Company,

     (b) minutes and records of the corporate proceedings of the Company with respect to the authorization of the execution and delivery of the Indenture and the authorization of the Exchange Notes and the Guarantee,


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                                                             Terra Capital, Inc.
                                                                February 1, 2002
                                                                          Page 2





     (c)  the Indenture,

     (d)  the Guarantee,

     (e)  the Registration Statement,

     (f) an Officer's Certificate (the "Certificate") regarding certain factual matters, and

     (g) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Company has duly authorized, executed and delivered the Indenture and that the Company has duly authorized the Exchange Notes and the Guarantee.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


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                                                             Terra Capital, Inc.
                                                                February 1, 2002
                                                                          Page 3






     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the New Securities" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                        Very truly yours,

                        /s/ Piper Marbury Rudnick & Wolfe LLP

                        Piper Marbury Rudnick & Wolfe LLP